AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This Employment Agreement is made as of the 14 day of December, 1999, by and between Symbollon Corporation, a Delaware corporation with its principal place of business at 37 Loring Drive, Framingham, MA 01702 (the "Company"), and Jack H. Kessler, residing at 56 Presidential Drive, Southborough, MA 01772 (the "Employee").

         In consideration of the mutual promises contained in this Agreement, the parties agree as follows:

         1. Titles and Responsibilities. The Company employs the Employee, and the Employee accepts employment, as Chief Executive Officer and Chief Scientific Officer of the Company. The Employee shall be directly responsible for management of all business operations and setting of overall corporate strategy. Subject to the general direction and control of the Board of Directors of the Company (the "Board"), the Employee agrees to devote his full time and best efforts to his duties and responsibilities for the Company, subject only to the provisions of Section 7 of this Agreement. The Employee shall report directly to the Board.

         2. Term. The term of this Agreement shall be deemed to have commenced as of the date hereof and, subject to the provisions of Section 12 of this Agreement, shall continue in full force and effect until December 31, 2005.

         3. Base Salary. During the term of this Agreement, the Employee shall be entitled to receive base salary at the rate of $175,000 per year, payable not less than monthly in arrears, commencing January, 2000. The Employee's base salary (at the rate then in effect) shall be increased each year by a cost-of-living factor determined by reference to the Consumers Price Index for All Urban Consumers applicable to Boston, Massachusetts, published by the Bureau of Labor Statistics of the U.S. Department of Labor (the "Index"). The amount of such increase shall be effective in January of each year, commencing January, 2001, and shall be equal to the percentage increase in the Index from the previous January. The Company may, but shall not be obligated to, increase the Employee's base salary in any year in an amount in excess of the cost-of-living factor provided above.

         4.  Bonuses.

         (a). Annual. In addition to the base salary described in Section 3, during the term of this Agreement, the Employee may be entitled in each calendar year to receive a cash bonus, stock options and/or such other bonuses, in such amounts and on such terms as the Board or the Compensation Committee of the Board (the "Compensation Committee") may determine. In the event of the termination of the employment of the Employee for (i) any reason other than Cause or (ii) by reason of Constructive Discharge, the Employee shall be entitled to receive an amount equal to the bonus which would otherwise have been payable to the Employee under any established Company incentive plans, if any, in effect at the time in respect of the year during which such termination occurs, pro rated for the portion of the year in which such termination occurs.

         (b). Signing. As an incentive to execute this Agreement, the Employee shall be granted as of the date hereof options to purchase Class A Common Stock as detailed on Exhibit A hereto.

         5. Employee Benefits. The Employee shall have the right to participate in all benefit plans and programs generally made available to executives of the Company, including without limitation health, dental, life, and disability insurance, vacation programs, retirement plans, employee stock plans or benefits and profit sharing plans.

         6. Reimbursement of Expenses. The Company shall reimburse the Employee for all reasonable and necessary expenses incurred by him in the performance of his duties hereunder, following his appropriate substantiation thereof, in each case in accordance with the Company's policies as in effect from time to time.

         7. Outside Consulting. With prior notification to the Compensation Committee, the Employee may provide consulting services to third parties. The Employee may serve as a consultant in any field which does not directly compete with the Company, including without limitation, medical diagnostic products, provided, that in no event shall such proposed consulting interfere with the operations of the Company or the performance of the Employee's duties under this Agreement more particularly described in Section 1 hereof. If the Compensation Committee shall determine that any consulting activity engaged in by the Employee is not permitted hereunder, the Compensation Committee shall provide the Employee a written statement setting forth the basis for its determination. The Employee agrees that in no event will he devote more than four days per month in the aggregate in his capacity as a consultant to third parties.

         The Company acknowledges that the Employee is a principal of and participant in K&R Associates, that K&R Associates owns rights to certain elements of the Company's technology as it relates to the disinfection of contact lenses, and that the Employee is currently providing consulting services to K&R Associates and Ciba-Vision Corporation in the field of contact lens disinfection. The Company hereby consents to the Employee's aforementioned consulting activities.

         8.  Severance and Other Arrangements.

         (a) Generally. In the event of the termination of the employment of the Employee by the Company without Cause, or by the Employee as the result of a Constructive Discharge, the Company shall:

                  (i). Continue to pay the Employee, in accordance with the Company's normal payroll practices and policies in effect from time to time (including any required withholding), his base salary at the monthly base salary rate in effect for such Employee immediately prior to the termination of his employment) for a period of eighteen (18) months following the termination of the Employee's employment.

                  (ii). Provide the Employee with health, dental, life and disability insurance substantially similar to that which the Employee was receiving immediately prior to the termination of his employment until the earlier of: (x) the date which is eighteen (18) months following the termination of the Employee's employment; or (y) the date the Employment begins receiving substantially similar insurance from a subsequent employer. The end of the period during which severance is paid, rather than the termination date of employment, will be deemed to be a "qualifying event" which would entitle the

Employee to acquire at his own expense during the minimum election period permitted by the Consolidated Omnibus Budget Reconciliation Act (commonly known as "COBRA") or such law as may then be in effect continuation of coverage under the Company's health and benefit plans.

                  (iii). Provide that the Employee shall have three (3) years to exercise any then-exercisable, unexpired installments of any stock options held by the Employee on the Employee's last date of employment or if later, the date when the Employee ceases to be a member of the Board.

         (b) Disability. In the event of any illness (mental or physical) or accident which renders the Employee unable to perform his duties and responsibilities, the Company shall, during the first 3 months of any such illness or after such accident, as the case may be, continue to pay the Employee's base salary hereunder; and thereafter, during any such period in excess of 3 months the Company shall supplement any disability benefits which the Employee is entitled to receive under the Company's disability plans then in effect, for a period of up to 9 additional months, in an amount such that, together with any amounts the Employee is entitled to receive under such plans, the Employee shall receive an aggregate amount equal to his base salary during such period.

         (c). Change of Control. Upon a Change of Control, all stock options held by the Employee shall vest and become immediately exercisable in full.

         9. Non-competition. During the term of this Agreement and thereafter the Employee will not directly or indirectly, participant in any business that utilizes the Company's proprietary information, know-how or trade secrets in any field of activity, including specifically those fields that are competitive with the business of the Company, nor will the Employee interfere with the contractual relations between the Company and any of its employees. The provisions of this Section shall not prohibit the ownership of stock in any entity whose stock is publicly traded or 5% or less of the outstanding stock of any entity whose stock is not publicly traded.

         The Company  acknowledges  that  certain  rights to  commercialize  the
Company's   enzyme-based   iodine  technology  in  the  field  of  contact  lens
disinfection are owned by K&R Associates.

         10. Ownership of Developments. The Employee agrees that any work or research, or the result thereof including without limitation, inventions, processes, formula, data, information, programs, systems, software or know-how (hereinafter collectively "Proprietary Information") made, conceived or developed by Employee, alone or in connection with others, prior to or during the term of his employment under this Agreement, whether during or out of the usual hours of employment, which are related to the business, research and development work within the Company's Field of Operation are the sole and exclusive property of the Company. The Employee agrees that he will fully assign the foregoing to Company. The Employee further agrees to disclose all Proprietary Information completely and in writing to the Board. To the extent of the Employee's interest therein, all papers and records of every kind, relating to Proprietary Information included within the terms of this Agreement, which shall at any time come into the possession of the Employee shall be the sole and exclusive property of the Company and shall be surrendered to the Company upon termination of the Employee's employment by the Company or upon the Company's request at any time either during or after the termination of such employment.

         11. Confidential Information. Employee covenants and agrees with the Company that Employee will not during or after the term of employment disclose to anyone (except to the extent reasonably necessary for Employee to perform his duties hereunder) any Proprietary Information or other confidential information concerning the business or affairs of the Company or of any of its affiliates or subsidiaries or any of their customers which Employee may have acquired in the course of or as incident to Employee's employment or prior dealings with the Company or with any of its affiliates, including without limitation, customers lists, or business trade secrets of, or methods or techniques used by Employee or any of its affiliates in or about their respective business. Nothing contained in this paragraph shall impair or restrict the right of Employee to use or disclose any information already in the public domain.

         12. Termination. Notwithstanding the provisions of Section 2 of this Agreement, the Company shall have the right to terminate the employment of the Employee for Cause or as a result of his death or Permanent Disability, and the Employee shall have the right to terminate his employment as the result of a Constructive Discharge, in each case without violation of the terms of this Agreement.

         In no event shall the Company terminate this Agreement without Cause, unless the Employee shall have been granted a prior meeting with, and an opportunity to be heard by, the Board, and a majority of the members of the Board shall have determined that the Employee has (i) failed to fulfill his duties to the Company in a satisfactory manner or (ii) engaged in conduct detrimental to the Company.

         13. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

                  "Cause" means (i) the deliberate dishonesty of the Employee with respect to the Company or any subsidiary or affiliate thereof; (ii) conviction of the Employee of a felony punishable by imprisonment for more than one year or a fine of $100,000 or more; or (iii) the willful failure of Employee to perform the material lawful duties assigned to him under this Agreement as determined by the Board, which failure the Employee shall not have substantially remedied within 30 days after receiving written notice from the Company describing such failure in reasonable detail.

                  "Change of Control" means (i) the sale, lease, transfer or other disposition by the Company of all or substantially all of its assets in a single transaction or a series of related transactions; (ii) the merger or consolidation of the Company with another entity in which the stockholders of the Company immediately prior to such merger or consolidation hold less than 50% of the outstanding voting stock of the surviving or resulting corporation immediately following such transaction; or (iii) the sale or exchange (to or with any person or entity other than the Company) by the stockholders of the Company of more than 50% of the outstanding voting stock of the Company in a single transaction or series of related transactions.

                  "Company's Field of Operation" means all therapeutic and/or anti-microbial products, including without limitation iodine-based products, and any additional products or services developed, marketed, distributed, planned, sold or otherwise provided by the Company from time to time prior to or during the term of this Agreement.

                  "Constructive Discharge" means the termination of employment by the Employee on the grounds that (a) there has been a significant reduction in the nature or scope of the Employee's responsibilities, authorities, powers, functions or duties, (b) there has been a material change in the Company's policies or management which was intended other than in good faith to and which has resulted in the inability of the employee to exercise substantially the responsibilities, authorities, powers, functions or duties exercised by him immediately prior to such change, (c) there has been a decrease in the total annual compensation payable by the Company to the Employee, other than as a result of a material decrease in compensation payable to the Employee and to all other employees of similar rank and stature of the Company on the basis of the financial performance of the Company, provided, however, that nothing contained herein shall be construed as giving the Company the right to decrease the Employee's base salary specified in Section 3 hereof, (d) there has been a Change of Control within the past twelve (12) months, or (e) the relocation of the Company's business to a site more than twenty-five (25) miles from the Employee's residence.

                  "Permanent  Disability"  means illness (mental or physical) or accident which renders the Employee unable to perform his duties and responsibilities for a period of six consecutive months or six months in any twelve-month period, and which is confirmed to the Board as continuing at the end of such period by expert medical opinion. Nothing contained in this Agreement shall affect the right of the Employee to receive long-term disability benefits under any long-term disability insurance plan(s) of the Company then in effect.

         14.  Miscellaneous.

         (a) Notices. Any notice hereunder shall be effective if delivered personally, by registered or certified mail, return receipt requested, by overnight or special courier with a signed receipt, or by facsimile where confirmation of receipt may be verified, at the addresses set forth in the preamble to this Agreement or to any other properly noticed address given by the parties to each other.

         (b) Governing Law. This Agreement shall be construed and governed by the law of the Commonwealth of Massachusetts.

         (c) Amendments. This Agreement may not be modified or amended orally. All amendments shall be in writing and signed by the Company and Employee.

         (d) Assignments. This Agreement may not be assigned in whole or in part by the Employee. This Agreement may be assigned by the Company to any entity acquiring or succeeding to control of ownership of the Company or substantially all of the assets of the Company. This Agreement shall be binding upon and inure to the benefit of the parties and to their permitted successors and assigns.

         (e) Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to its subject matter and supersedes any other agreements between the parties with respect to such subject matter.

         (f) Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         (g) Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         (h) Arbitration. Any controversy or claim which arises out of or relating to this Agreement, or the breach thereof (other than controversies or claims with regard to Sections 9, 10 or 11 of this Agreement), shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then in effect. The controversy or claim shall be submitted to three arbitrators, one of whom shall be chosen by the Employee, one of whom shall be chosen by the Company, and one of whom shall be chosen by the two so selected. The party desiring arbitration shall give written notice to the other party of its desire to arbitrate the particular matter in question, naming the arbitrator selected by it. If the other party shall fail within a period of 15 days after such notice shall have been given to reply in writing naming the arbitrator chosen as above provided, or if the two arbitrators selected by the parties shall fail within 15 days after their selection to agree upon the third arbitrator, then either party may apply to the American Arbitration Association for the appointment of an arbitrator to fill the place so remaining vacant. The decision of any two of the arbitrators shall be final and binding upon the parties hereto. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         The proceedings shall be held in Boston, Massachusetts. The arbitrators shall have no power to award punitive or exemplary damages or to ignore or vary the terms of this Agreement, and shall be bound to apply controlling law. Arbitration shall be binding and the remedy for the settlement of the controversy or claims (except as set forth in the preceding paragraph of this Section).

         (i) Certain Remedies. The restrictions contained in Sections 9, 10 and 11 of this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. Without limiting the remedies available to the Company, the Employee acknowledges that a breach of any of the covenants contained in any of such Sections 9, 10 and 11 would result in irreparable injury to the Company for which there might be no adequate remedy at law, and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or such other equitable relief as may be required to enforce specifically any of the covenants of such Sections 9, 10 and 11. The provisions of such Sections 9, 10 and 11 shall survive the termination of this Agreement and shall continue thereafter indefinitely in full force and effect in accordance with their respective terms.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written.

                                            SYMBOLLON CORPORATION



                                            By: /s/ Paul C. Desjourdy
                                                -------------------------------
                                                Paul C. Desjourdy
                                                President

                                                /s/ Jack H. Kessler
                                                -------------------------------
                                                Jack H. Kessler

                                    Exhibit A

                                  Option Grant


     Number of Shares      Exercise Price                   Vesting Date

         60,000            150% of Fair Market Value*     First Anniversary

         60,000            200% of Fair Market Value*     Second Anniversary

         60,000            250% of Fair Market Value*     Third Anniversary
         ------

        180,000


* Fair Market Value of the Class A Common Stock, as determined under the Company's 1993 Employee Stock Option Plan, as amended, on the date of grant.